SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 1, 2010

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

9777 Pyramid Court, Suite 100

Englewood, Colorado 80112

(Address of principal executive offices)

Registrant’s telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01                                       ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 1, 2010, the Compensation Committee of the Board of Directors of Evolving Systems, Inc. (the “Company”) approved the 2010 Incentive Compensation Plans for Executive Officers.

Each of the Executive Officers is eligible to receive annual base salary and incentive compensation as a percentage of his or her base salary.  The Committee currently made no changes in base salaries or the percentage of base salary attributed to incentive compensation of the Executive Officers, although may do so at a later date.

Incentive compensation will be payable in five (5) increments, based upon the achievement of quarterly and annual results established by the Committee.  Fifty percent (50%) of each increment will be attributed to attainment of revenue targets; forty percent (40%) of each increment will be attributed to attainment of adjusted EBITDA targets; and ten percent (10%) of each Executive Officer’s incentive compensation will be attributed to attainment of an annual booking target for certain specified new products.  Each quarterly attainment increment is capped at 100%; in the event the Company exceeds the annual incentive targets, additional incentive compensation may be paid, but cannot exceed 200% of an Executive Officer’s potential incentive compensation for the adjusted EBITDA and new product metrics and 150% for the portion attributable to the revenue metric.

Each executive officer enters into an annual compensation agreement with the Company, in substantially the form attached as Exhibit 10.4 to the Company’s current report on Form 8-K filed with the SEC on January 3, 2008.

Equity awards are made at the discretion of the Compensation Committee.

Note regarding Adjusted EBITDA /Non-GAAP Financial Measures:

Evolving Systems reports its financial results in accordance with accounting principles generally accepted in the U.S. (GAAP).  In addition, the Company provides non-GAAP financial information in the form of net income, diluted net income per share and adjusted EBITDA (earnings before interest, taxes, depreciation, amortization, impairment, stock compensation and gain/loss on foreign exchange transaction).  Management believes these non-GAAP financial measures are useful to investors and lenders in evaluating the overall financial health of the Company in that they allow for greater transparency of additional financial data routinely used by management to evaluate performance.  Investors and financial analysts who follow the Company use non-GAAP net income and non-GAAP diluted income per share to compare the Company against other companies.  Adjusted EBITDA relates to a covenant contained in the Company’s loan agreements and therefore can be useful for lenders as an indicator of earnings available to service debt.  Non-GAAP financial measures should not be considered in isolation from or as an alternative to the financial information prepared in accordance with GAAP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 3, 2010.

Evolving Systems, Inc.

	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Sr. Vice President & General Counsel